UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2018

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2018, Concho Resources Inc. (the “Company”) entered into the Sixteenth Supplemental Indenture (the “Sixteenth Supplemental Indenture”) among the Company, the guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the indenture dated as of September 18, 2009, among the Company, certain of the Subsidiary Guarantors and the Trustee. The Sixteenth Supplemental Indenture adds two additional subsidiaries of the Company, RSP Permian, Inc. and RSP Permian, L.L.C. (together, the “RSP entities”), as guarantors of the Company’s 4.375% Senior Notes due 2025, 3.75% Senior Notes due 2027, 4.875% Senior Notes due 2047, 4.300% Senior Notes due 2028 and 4.850% Senior Notes due 2048.

The foregoing description of the Sixteenth Supplemental Indenture is qualified in its entirety by reference to such Sixteenth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

In addition to entering into the Sixteenth Supplemental Indenture as discussed above, the RSP entities have also become guarantors of the obligations under the Second Amended and Restated Credit Agreement, dated as of May 9, 2014, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Sixteenth Supplemental Indenture, dated August 14, 2018, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: August 15, 2018	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Senior Vice President, General Counsel and Corporate Secretary